UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 11, 2011
Aastrom Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Michigan	000-22025	94-3096597

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor, Michigan	48106

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (734) 930-5555
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
On February 11, 2011, in connection with responding to certain comments raised by the Staff of the Securities and Exchange Commission (the “SEC”) in its periodic review of the Company’s SEC filings, the Company in consultation with its Audit Committee, concluded that its previously issued financial statements for all periods included in the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2010 and included in the Company’s quarterly reports on Form 10-Q for the quarters ended September 30, 2008 through September 30, 2010 (collectively, the “Affected Periods”) should be restated because of a misapplication in the guidance around accounting for Warrants (as defined below) and should no longer be relied upon. However, the non-cash adjustments to the financial statements, in all of the Affected Periods, do not impact the amounts previously reported for the Company’s cash and cash equivalents, operating expenses or cash flows.
The warrants at issue (collectively, the “Warrants”) include:
(i)	warrants to purchase an aggregate of 158,088 shares of the Company’s common stock, issued in July 2003 at an exercise price of $9.84 per share;

(ii)	warrants to purchase an aggregate of 300,000 shares of the Company’s common stock, issued in April 2004 at an exercise price of $13.20 per share;

(iii)	warrants to purchase an aggregate of 320,248 shares of the Company’s common stock, issued in October 2004 at an exercise price of $13.92 per share;

(iv)	warrants to purchase an aggregate of 740,131 shares of the Company’s common stock, issued in October 2007 at an exercise price of $12.72 per share;

(v)	Class A warrants to purchase an aggregate of 4,882,228 shares of the Company’s common stock, issued in January 2010 at an exercise price of $2.97 per share; and

(vi)	Class B warrants to purchase an aggregate of 3,254,818 shares of the Company's common stock, issued in January 2010 at an exercise price of $2.08 per share.
Historically, the Warrants were reflected as a component of equity as opposed to liabilities on the balance sheets and the income statements did not include the subsequent non-cash changes in estimated fair value of the Warrants in accordance with Accounting Standards Codification 815, Derivatives and Hedging (“ASC 815”). The Warrants generally provide that, in the event the related registration statement is not available for the issuance of the Warrant shares, the holder may exercise the Warrant on a cashless basis (i.e., applying a portion of the Warrant shares to the payment of the exercise price). In addition, certain of the Warrants provide the holder with weighted-average anti-dilution price protection in the event we issue securities at a price per share that is less than the exercise price of the Warrants.
However, under the guidance of ASC 815, warrant instruments that could potentially require net cash settlement in the absence of express language precluding such settlement, and, additionally, warrants that provide for anti-dilution price protection, should be initially classified as derivative liabilities at their estimated fair values, regardless of the likelihood that such instruments will ever be settled in cash. In periods subsequent to issuance, changes in the estimated fair value of the derivative instruments should be reported in the statement of operations. The Audit Committee, together with management, determined that the financial statements in the Affected Periods should be restated to reflect the Warrants as liabilities, with subsequent changes in their estimated fair value recorded as non-cash income or expense in each Affected Period.
The Company currently anticipates filing an amended Annual Report on Form 10-K/A for the fiscal year ended June 30, 2010 and amended Quarterly Reports on Form 10-Q/A for the fiscal quarters ended September 30, 2009, December 31, 2009, March 31, 2010 and September 30, 2010, each with restated financial statements reflecting reclassification of the Warrants identified above within the next two weeks but is presently targeting such a filing on or before February 18, 2011.
The Company has determined that the above-mentioned restatements of its financial statements resulted from a material weakness in its internal control over financial reporting, specifically related to its process and procedures related to the accounting for stock purchase warrants. The Company has assessed and implemented its remediation plan to address the material weakness.

The Company’s Audit Committee and management have discussed the matters in this Current Report on Form 8-K with its independent registered public accounting firm, PricewaterhouseCoopers LLP.
The Company also, under the supervision of its Audit Committee, inquired into the circumstances relating to the above-referenced accounting treatments to assure that there are no other financial reporting or disclosure control items that may be of concern. The results of this inquiry indicate that, apart from the adjustments discussed in this Form 8-K, no other adjustments to the Company’s financial statements appear necessary.

Item 8.01	Other Events.
On February 14, 2011, the Company issued a press release announcing the foregoing events. The reader is advised to read this press release in its entirety. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

99.1	Press Release.
Cautionary Note Regarding Forward-looking Statements:
To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to plans, intentions, goals, future financial conditions and adjustments to the financial statements, the filing of amended SEC filings, remediation plans, or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report on Form 8-K are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company’s filings with the SEC including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aastrom Biosciences, Inc.
Date: February 14, 2011	By:	/s/ Timothy Mayleben
		Name:	Timothy Mayleben
		Title:	Chief Executive Officer and President

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